EXHIBIT 99.4

ICAHN ENTERPRISES L.P., f/k/a
AMERICAN REAL ESTATE PARTNERS, L.P.
ICAHN ENTERPRISES FINANCE CORP., f/k/a
AMERICAN REAL ESTATE FINANCE CORP.

OFFER TO EXCHANGE ALL OUTSTANDING
$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF
71/8% SENIOR NOTES DUE 2013
IN EXCHANGE FOR
$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF
71/8% SENIOR NOTES DUE 2013
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
PURSUANT TO THE PROSPECTUS DATED ___________, 2007

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON [_____________, 2007], UNLESS EXTENDED BY THE COMPANY (THE “EXPIRATION DATE”). PRIVATE NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

Icahn Enterprises L.P. (“Icahn Enterprises"), which was formerly known as American Real Estate Partners, L.P., a Delaware limited partnership and Icahn Enterprises Finance Corp. (“Icahn Finance”), which was formerly known as American Real Estate Finance Corp., a Delaware Corporation (and together with Icahn Enterprises, the “Company”), is offering, upon and subject to the terms and conditions set forth in the Prospectus, dated ___________, 2007 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offer”) the Company’s 71/8% Senior Notes due 2013 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended, for the Company’s outstanding 71/8% Senior Notes due 2013 (the “Private Notes”). The Exchange Offer is being made in order to satisfy certain obligations of the Company and Icahn Enterprises Holdings L.P., which was formerly known as American Real Estate Holdings Limited Partnership, a Delaware limited partnership (the “Guarantor”), contained in the Registration Rights Agreement, dated as of January 17, 2007, by and between the Company, the Guarantor and Jefferies & Company, as initial purchaser.

We are requesting that you contact your clients for whom you hold Private Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Private Notes registered in your name or in the name of your nominee, or who hold Private Notes registered in their own names, we are enclosing the following documents:

1. Prospectus dated _____________, 2007;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Private Notes are not immediately available or time will not permit all required documents to reach Wilmington Trust Company, as exchange agent ("the Exchange Agent"), prior to the Expiration Date or if the procedure for book-entry transfer cannot be completed on a timely basis;

4. A form of letter which may be sent to your clients for whose account you hold Private Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer; and

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, and certificates representing the Private Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

If a holder desires to tender Private Notes pursuant to the Exchange Offer but the Private Notes are not immediately available, or time will not permit this Letter of Transmittal, the certificates representing Private Notes or other required documents to reach the Exchange Agent on or before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such holder may effect a tender of such Private Notes in accordance with the guaranteed delivery procedures set forth in the Prospectus under “The Exchange Offer — Guaranteed Delivery Procedures.”

Any transfer taxes incident to the transfer of Private Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent, at the Exchange Agent’s address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

Icahn Enterprises L.P. Icahn Enterprises Finance Corp.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER THE COMPANY OR THE EXCHANGE AGENT WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures